Exhibit 10.73

GROUND LEASE AGREEMENT

This Ground Lease Agreement (the “Lease”) is made as of this 4th day of March, 2022, between 1230 MCCARTER HIGHWAY LLC, a New Jersey limited liability company having an office at 76 West Minster Court, Staten Island, New York 10304 (“Landlord”); and EVO Transportation & Energy Services, Inc., a Delaware corporation having a business address at 2075 W Pinnacle Peak Rd, Ste 130, Phoenix, Arizona 85027 (“Tenant”).

R E C I T A L S:

Landlord is the fee owner of certain real estate located at 1214 McCarter Highway, Newark, New Jersey (designated on the official tax map of the City of Newark as Block 434, Lot 10) (“Parcel 1”), 1230 McCarter Highway, Newark, New Jersey (designated on the official tax map of the City of Newark as Block 434, Lot 35) (“Parcel 2”), and 125 Clay Street, Newark, New Jersey (designated on the official tax map of the City of Newark as Block 434, Lot 47) (“Parcel 3”), all in the City of Newark and State of New Jersey as more particularly described on Exhibit A attached hereto and made a part hereof (Parcel 1 and Parcel 2 are collectively, the “Demised Premises”). The Demised Premises consists of the 2.47 acres of property, and any and all buildings and improvements located thereon.

Tenant desires to lease the Demised Premises from Landlord in order to operate their business consistent with the underlying zoning, which includes truck parking and repair (the “Business”) upon the Demised Premises, as hereinafter defined and to that end desires to lease such real estate from Landlord under this Lease.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Lease, Landlord and Tenant mutually covenant and agree as follows:

1.
DEMISED PREMISES AND IMPROVEMENTS.

1.1.
Landlord, in consideration of the rents, terms, covenants, and agreements hereinafter set forth on the part of Tenant to be paid, kept, and performed, hereby grants, demises, and lets to Tenant, and Tenant hereby takes and hires from Landlord, on the terms, covenants, provisions, and agreements the Demised Premises together with any and all improvements presently existing on the Demised Premises in their AS-IS, WHERE-IS condition, and those buildings and improvements hereafter erected on the Demised Premises by Tenant (collectively, the “Improvements”), it being understood that Landlord has no obligation to erect or demolish any buildings, structures or other improvements on the Demised Premises. Tenant acknowledges that neither Landlord nor any employee, agent or representative of Landlord has made any express or implied representations or warranties with respect to the physical condition of the Demised Premises, the fitness or quality thereof or any other matter or thing whatsoever with respect to the Demised Premises or any portion thereof, and that Tenant is not relying upon any such representation or warranty in entering into this Lease.

1.2.
All Improvements hereafter completed on the Demised Premises shall be and remain the property of Tenant until the termination of the Term of Lease. Following the termination of the Term, all of Tenant’s right, title and interest to the Improvements shall cease and terminate and title to the Improvements shall vest in Landlord. No further deed or other instrument or documentation shall be necessary to confirm the vesting in Landlord of title to the Improvements.

1.3 Tenant, at its cost and expense, shall keep the Premises in good order and repair, in a safe, clean and orderly condition, including without limitation reasonable periodic painting and making all non-structural repairs and replacement to the Premises and its component systems. The foregoing will obligate Tenant to repair, maintain and replace, without limitation, all entrances and vestibules, partitions, the glass in all doors and windows of the Premises, all interior portions of the Premises, all fixtures and signs, as well as all plumbing, electrical, sprinkler, heating, ventilation and air conditioning systems, mechanical systems, all sewer lines exclusively serving the Premises, as well as all other apparatus or equipment which were installed by or for Tenant outside of the Premises, except for damage thereto caused by the negligence or willful misconduct of Landlord, its agents, servants, employees, or contractors. Notwithstanding the foregoing Landlord shall repair the roof at its sole cost and expense. If Tenant fails to perform Tenant’s maintenance obligations hereunder within thirty (30) days following notice from Landlord, Landlord will have the right at its option to perform such work. In such event, Tenant shall reimburse the actual, reasonable costs incurred by Landlord in performing such work within thirty (30) days after billing. Tenant’s taking possession of the Premises or any portion thereof is conclusive evidence that the Premises or such portion were then in good order, repair and satisfactory condition. Except as expressly provided herein, Tenant acknowledges that neither Landlord, nor any agent or representative of Landlord, has made any representation or warranty with respect to the suitability of the Premises for the Permitted Use.

2.
TERM

1.1
The Term of this Lease shall be one (1) Lease Year (as hereinafter defined) plus the period between the Commencement Date and the Rent Commencement Date. The “Commencement Date” shall be April 1, 2022 and the Termination Date shall be March 31, 2023 or on such earlier termination as hereinafter set forth (hereinafter the “Initial Term” or “Term”). As used in this Lease, the Lease Year shall mean the twelve (12) month period commencing on the Rent Commencement Date (as hereinafter defined) and expiring on the last day of the calendar month in which the first anniversary of the Rent Commencement Date occurs.

1.1
Option Period. Upon the expiration of the Term of the Lease, as set forth in Section 2.1, Tenant shall have the right and option to extend the Term of the Lease on a month-to-month basis but in no event beyond December 31, 2023. The right and option to extend the Term of the Lease shall be subject to and contingent upon each and every one of the conditions set forth hereinafter. Tenant’s right and option to extend the Term of the Lease shall be exercisable by Tenant giving written notice of the exercise of the right and option to the Landlord at least two (2) months prior to the expiration of the original Term. It is important for the Landlord to know whether or not Tenant exercises its option pursuant to this section, and therefore, the time within Tenant must give its notice is hereby made of the essence. In the event Tenant fails to give written notice of its intention to exercise the right and option as provided above by said date, Tenant’s right and option to extend the Term of the Lease shall (upon the date by which written notice should have been received by the Landlord) be deemed to have been waived by Tenant and shall be of no further force or effect. In the event the Tenant exercise an option in accordance with the provisions hereof, the Term of the Lease shall be extended accordingly, and all references contained in the Lease to the Term, whether by number of months, shall be construed to refer to the original Term of the Lease; as extended, whether or not specific reference is made thereto in the Lease. Unless otherwise expressly provided to the contrary, Tenant’s use of the Property during this Period shall be upon the same terms, conditions and covenants as set forth in the Lease except that there shall be no further right and option to extend the Term of the Lease beyond the Option Period. The right or option to extend the Term of the Lease shall be subject to and contingent upon each and every one of the following conditions:

(a)
The Lease is in full force and effect;

(b)
Tenant shall be in possession of the Property;

(c)
Tenant shall not be in default after applicable notice and cure period under any of the terms, provisions, covenants and conditions of the Lease and shall be current with all Rent; and

(d)
The Minimum Guaranteed Rent to be paid by Tenant annually during each year of the Option Period shall be the Monthly Basic Rent immediately in this Lease, increased by three percent (3%) through December 31, 2023.

1.2
Option to Terminate prior to the expiration of the Lease Term. Tenant shall have the option to terminate this Lease as of February 1, 2023 upon written notification as outlined in Section 2.3 (a) below and Section 21.

(a) If Tenant chooses to vacate the premises prior to the end of the Term, but in no event earlier than February 1, 2023, Tenant shall give sixty (60) days’ written notice to Landlord. For example, should Tenant choose to vacate the Property on February 1, 2023, Notice shall be provided to the Landlord on or before December 1, 2022.

1.
USE

3.1. Tenant may use and occupy the approximately 15,000 square feet of Demised Premises or any portion or portions thereof for the operations of the Business as a commercial garage consisting of storage of commercial vehicles, truck parking, truck maintenance and an accessory office use and for no other purpose (the “Permitted Use”). All of the uses of the Improvements approved as part of the Approvals as provided hereunder shall be deemed a permitted use of the Demised Premises under this Lease. Tenant acknowledges that neither Landlord, nor any agent or representative of Landlord, has made any representation or warranty with respect to the suitability of the Premises for the Permitted Use.

3.2 The Tenant shall not use or occupy or permit the Demised Premises to be used,

occupied, nor do or permit anything to be done in or on the Demised Premises, in manner which will in any way violate the Certificate of Occupancy affecting the Demised Premises or any federal,

state or local regulation, or make void or voidable any insurance then in force, or which will make it impossible to obtain fire, casualty or other insurance at regular rates, or which will cause or be likely to cause structural damage to the Buildings or any part thereof, or which will constitute a public or private nuisance, or which would materially adversely affect the then value thereof, and shall not use or occupy or permit the Leased Premises to be used or occupied in any manner which will violate any present or future laws or regulations of any governmental authority. Tenant’s violation of any of these terms shall be a material default.

1.
RENT

1.1
The Tenant shall pay to the Landlord, during the Term, without counterclaim, deduction or setoff, basic rent (“Basic Rent”) payable in such or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Basic Rent shall commence upon the earlier of (a) thirty (30) days following Tenant’s receipt of Tenant’s Approvals (as hereinafter defined) to permit Tenant’s completion of the Business, subject to Force Majeure (which in no event shall exceed thirty (30) additional days), and (b) the date the Business (as hereinafter defined) opens for business to the public (such date being the “Rent Commencement Date”). No payment to or receipt by Landlord of a lesser amount than the then amount required to be paid hereunder shall be deemed to be other than on account of the earliest amount of such obligation then due hereunder. No endorsement or statement on any check or other communication accompanying a check for payment of any amounts payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check in payment without prejudice to Landlord's right to recover the balance of any sums owed by Tenant hereunder or pursue any other remedy provided in this Lease.

1.1
The Basic Rent for the Term shall accrue as follows:

LEASE YEAR(S)	ANNUAL BASIC RENT	MONTHLY BASIC RENT
1	$780,000.00	$65,0000.00

1.1
Lessee agrees to pay Basic Rent in twelve (12) equal payments on a monthly basis (“Monthly Basic Rent”), in advance on the first day of the month (a) via wire transfer per instructions delivered to Tenant by Landlord, in writing, (b) Tenant’s company check, subject to collection or (c) in such manner as may otherwise be approved by Landlord in writing to the Landlord’s address as set forth above or any place as the Landlord may from time to time designate, in writing, without previous demand therefor and without counterclaim, deduction or setoff except as otherwise expressly provided for herein.
1.1
In the event any sums required to be paid under this Lease are not received on or before the tenth (10th) calendar day that the same are past due, then any sum received thereafter shall be deemed a late payment and for each and every late payment, Tenant shall immediately pay in addition to the Monthly Basic Rent, as Additional Rent, a service charge equal to five (5%) percent of the amount of the Monthly Basic Payment (the “Late Charge”).
1.2
In addition to the Basic Rent provided for herein, the Tenant shall pay “Additional

Rent” defined as all amounts to become payable by Tenant to Landlord hereunder other than the Basic Rent, as provided for herein.
1.
SECURITY DEPOSIT

Upon execution of this Lease, Tenant shall pay Landlord the “Security Deposit” which shall be equal to two (2) months of Monthly Basic Rent. The Security Deposit shall be held as security for the full and faithful payment and performance by Tenant of Tenant's obligations under this Lease. If Tenant defaults in the full and prompt payment and performance of any of its obligations under this Lease, including, without limitation, the payment of Basic Rent or payment of Additional Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of Tenant's obligations under this Lease, including, without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the Security Deposit, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied and retained, as security as aforesaid. If Tenant shall fully and faithfully pay and perform all of Tenant's obligations under this Lease, the Security Deposit or any balance thereof to which Tenant is entitled shall be returned or paid over to Tenant after the date on which this Lease shall expire or sooner end or terminate, and after delivery to Landlord of entire possession of the Demised Premises. In the event of any sale or leasing of the Buildings, Landlord shall have the right to transfer the Security Deposit to which Tenant is entitled to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof; and Tenant shall look solely to the new landlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

1.
OPERATING EXPENSES & TAXES

6.1 (a) This Lease is a net, net, net lease, it being the intention of the parties that Tenant shall pay as Additional Rent without offset, all costs of maintenance, taxes and other charges that are assessed or levied against the Demised Premises, including without limitation, the costs, taxes and charges set forth in this Lease during the Term. All taxes, charges, costs, municipal water and sewer charges and expenses which Tenant assumes or agrees to pay under this Lease, together with all interest and penalties that may accrue thereon in the event of Tenant’s failure to pay the same as provided herein, all other damages, costs and expenses which Landlord may suffer or incur and all other sums which may become due, by reason of any default of Tenant or failure on Tenant’s part to comply with the covenants, agreements, terms and conditions of this Lease shall be deemed to be Additional Rent.

(b) Following the submission to Tenant of an invoice that Additional Rent is due from Tenant, Tenant shall have the right to request, within thirty (30) days after Tenant’s receipt of such invoice, that Landlord provide Tenant with all documentation reasonably acceptable to Tenant to support Landlord’s notice to Tenant that Additional Rent is due from Tenant, which Landlord shall provide within thirty (30) days of Tenant’s request. Following Tenant’s receipt of such documentation, Tenant shall have the right, within thirty (30) days of receipt of such additional documentation, to conduct an inspection of Landlord’s books and records relating to same provided that such inspection shall occur at the location where Landlord maintains such books and records.

6.2 Following the Rent Commencement Date, Landlord shall be responsible to pay directly to the taxing or other municipal authority, all real estate taxes and assessments and other governmental levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind or nature whatsoever, which are or may be assessed or imposed upon the Business or Demised Premises or any part thereof, or may become payable at any time during the term of this Lease (collectively “Taxes”). Tenant shall reimburse Landlord for the cost of Taxes pursuant to Section 7.1(b) above. If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents payable hereunder by Tenant or other tenants in the Business and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents payable hereunder by Tenant or tenants in the Business, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term Taxes.

6.3 Tenant at Tenant’s own cost and expense may, if it shall in good faith so desire, contest the validity or amount of any Tax or assessment with Landlord’s consent, which consent shall not be unreasonably withheld.

6.4 Tenant shall maintain or cause to be maintained the Demised Premises and all Improvements thereon in good condition and repair consistent with the condition of the Demised Premises and all Improvements thereon as of the Commencement Date, ordinary wear and tear excepted and during the Term, and shall be required to rebuild the Demised Premises in the event that the Demised Premises are destroyed for any reason whatsoever. Except as specifically provided in this Lease following an event of casualty during any applicable Term, throughout the Term, Tenant will keep the Demised Premises in first class condition and appearance and will promptly make or cause to be made all repairs, replacements, additions, and improvements thereto necessary, whether interior or exterior, structural or non-structural, ordinary or extraordinary and foreseen and unforeseen. All repairs made by Tenant shall be reasonably equal in quality and class to the original work. Tenant shall, in any event, make all repairs necessary to avoid any structural damage or injury to the Improvements and to keep the Improvements in a proper condition for their intended uses.

1.
INSURANCE

1.1
During the Term, Tenant, at Tenant’s sole cost and expense, shall maintain and keep in effect throughout the Term of this Lease the following insurance:

(a)
Insurance against loss or liability in connection with bodily injury or death or property damage occurring in or upon the Demised Premises, under policies of comprehensive general public liability insurance (with contractual liability endorsement and workers compensation insurance) with such limits as to each as may be reasonably required by Landlord from time to time but not less than Five Million Dollars ($5,000,000.00) single limit and Ten Million Dollars ($10,000,000.00) in the aggregate with respect to personal injury and property damage. Tenant hereby releases Landlord from liability in connection with bodily injury or death or property damage occurring in or upon the Demised Premises whether or not caused by the acts, omissions or negligence of the Landlord to the extent that such damage is covered by insurance or is required to be carried hereunder.

(b)
Tenant, at Tenant's sole cost and expense, shall obtain and maintain insurance policies naming Landlord and the Landlord’s Mortgagee, if applicable, as an additional insureds providing the following coverage: (i) commercial general liability insurance naming Landlord and at Landlord’s option, its managing agent and any mortgagee as additional insureds, which policy is to be in the minimum amount of Three Million Dollars ($3,000,000.00) single limit and Ten Million Dollars ($10,000,000.00) with respect to personal injury and property damage or such other amount that Landlord deems reasonable at the time of such renewal; (ii) business interruption insuring against Tenant for damages which may result from any loss of use of the Demised Premises for at least one (1) year; and (iii) any other insurance required to be carried by law, including but not limited to Workman’s Compensation Insurance; and (iv) any other insurance reasonably requested by Landlord.

7.2 During the Term, Landlord shall maintain and keep in effect throughout the Term of this Lease the following insurance:

(a)
Landlord shall maintain property and liability insurance (including loss of rent insurance) and all other insurance deemed necessary by Landlord in its prudent business judgment with respect to the Demised Premises in an amount and in a manner designated by Landlord in its sole and absolute discretion, although at all times (a) the amount of property coverage shall be in an amount sufficient to avoid coinsurance and (b) the amount of liability coverage shall be comparable to the amount thereof commonly maintained by landlords of comparable buildings in similarly situated properties. In addition, Landlord shall maintain insurance against loss or damage to the Improvements by fire and such other casualties as customarily are included in comprehensive all risk insurance generally carried for similar properties and permitted uses (including without limitation coverage against loss or damage by vandalism and malicious mischief), in an amount at least equal to the full replacement value thereof (excluding the cost of excavations, footings and foundations), without depreciation. Tenant shall reimburse Landlord for the fifty percent (50%) of the cost of such insurance at within twenty (20) days following receipt of invoice thereof.

7.3 All policies of insurance shall be written by insurance companies licensed to do business in New Jersey which are rated A by Best Ratings Services, Class VIII, and shall add Landlord and Leasehold Mortgagee, if any, as their respective interests may appear as additional insureds. All such policies (except Worker’s Compensation) shall provide that the insurance carrier shall not cancel the coverage unless the carrier notifies Landlord and any Leasehold Mortgagee, if applicable, at least thirty (30) days prior to the effective date of such cancellation.

If by reason of changed economic conditions, the insurance amounts referred to herein become inadequate in the reasonable judgment of the Landlord, Tenant shall increase the amounts of such insurance promptly upon Landlord’s reasonable request.

7.4 Tenant shall deliver certificates of insurance evidencing the insurance coverage prior to Tenant’s taking possession of the Demised Premises and shall provide updated certificates as necessary, which certificates shall serve as proof of payment of the premiums therefor.

7.5 If any of the foregoing insurance expires, is cancelled, or becomes void or voidable in whole or in part by reason of Tenant’s breach of any condition thereof, Tenant shall place new insurance on the Demised Premises reasonably satisfactory to Landlord. The renewal certificates of insurance shall be delivered to Landlord thirty (30) days prior to the expiration date of the then existing insurance coverage.

7.6 All insurance policies carried by Tenant covering the Demised Premises or the Business, including, but not limited to, contents, fire, casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the Landlord. The Tenant agrees that its policies shall include such waiver clause or endorsement and shall pay the amount of any additional premium charges for such endorsement if required, to its respective policies. Tenant hereby releases Landlord from liability for damage or destruction to the Demised Premises whether or not caused by the acts, omissions or negligence of the Landlord to the extent that such damage is covered by insurance or is required to be carried hereunder.

7.7 Tenant covenants and agrees that from and after the Delivery Date of this Lease or any renewal or extension thereof, Landlord shall not be liable or responsible for damages for any personal injury or injuries, death(s), damages, or losses to any person(s) or property that may be suffered or sustained by Tenant, its agents, contractors, subtenants, assignees, any Occupancy Tenant (as hereinafter defined), and all the invitees, agents and employees of the foregoing (collectively “Tenant Parties”) in, on or about the Demised Premises or any part thereof for any reason whatsoever, including without limitation arising from the use or occupancy of the Demised Premises by Tenant, any Occupancy Tenant or any of their respective agents, servants, employees, patrons, customers, invitees, visitors, licensees, or resulting from acts, conduct or omissions on the part of Tenant, any Occupancy Tenant or any of their respective agents, servants, employees, patrons, customers, invitees, visitors or licensees.

7.8 Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, actions, damages, losses, liability and expense in connection with loss of life, personal injury and/or damage to property: (a) occurring within the Demised Premises however occurring after the Commencement Date of this Lease, or (b) occasioned wholly or in part by any negligent act or omission of Tenant or any Tenant Parties occurring after the Commencement Date of this Lease. In case Landlord shall be made a party to any litigation commenced by or against Tenant or any Tenant Parties, then Tenant shall protect and hold Landlord harmless and shall pay all reasonable costs and expenses incurred or paid by Landlord in connection with such litigation.

7.9 Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, actions, damages, losses, liability and expense in connection with loss of life,

personal injury and/or damage to property: (a) occurring within the Demised Premises however occurring or arising prior to the Commencement Date of this Lease, or (b) occasioned wholly or in part by any negligent act or omission of Landlord or any Landlord Parties occurring prior to Commencement the Date of this Lease. In case Tenant shall be made a party to any litigation commenced by or against Landlord or any Landlord Parties, then Landlord shall protect and hold Tenant harmless and shall pay all reasonable costs and expenses incurred or paid by Tenant in connection with such litigation.

1.
CONSTRUCTION OF BUILDINGS AND IMPROVEMENTS

1.1
Tenant has entered into this Lease subject to and conditioned upon the allowable existing permitted uses, as confirmed by the City of Newark Zoning Verification Letter, dated December 10, 2015, attached hereto and made a part hereof as Exhibit B and shall not seek any further approvals for the expansion of the Demised Premises as described herein.

1.1
Except as otherwise set forth in Section 9.1, Tenant hereby agrees to obtain, at their sole cost and expense, all applicable permits, special use permits, licenses, permissions, approvals or other authorizations, if applicable, for their use of the Demised Premises, including but not limited to the following:

(e)
A parking permit issued by the appropriate municipal official having jurisdiction, to permit Tenant to commence operations of the Business on the Demised Premises. Landlord agrees to execute such documents, make such appearances and do such other things as Tenant may reasonably request at no out-of-pocket cost to Landlord in connection with any permits, etc. Landlord makes no representations or warranties as to the ability to obtain such approvals for a parking permit or the ability to commence operations at the Demised Premises.

8.3 The Demised Premises shall be improved by Tenant, at Tenant’s sole cost and expense to provide for the ability to operate under the Permitted Use including but not limited to the costs and expenses related to paint, carpet installation, windows, doors and screens, and any and all conditions at the Demised Premises are in good, safe and fit condition (to the extent any item is not in good condition, Tenant to repair or replace at Tenant’s sole cost and expense); in all Tenant occupied offices according to Tenant's plans and specifications, which plans and specification are to be at Tenant’s sole cost and expense and shall be delivered to Landlord for Landlord’s approval (known as “Tenant’s Work”).

8.4 Throughout the Term of this Lease, Tenant agrees that the Business and all Improvements, including, but not limited to, all plumbing, electrical, heating, air-conditioning and ventilation equipment and systems, and all other equipment, will be installed, operated, and maintained in good order and condition all in accordance with all Legal Requirements, without cost or expense to Landlord. To be clear, all expenses for the operation and occupancy of the Demised Premises for the Permitted Use are the sole cost and expense of the Tenant. Tenant shall make or cause to be made all reasonably required repairs and replacements of every kind and character, interior and exterior, structural and non-structural, ordinary and extraordinary in the Demised Premises which the Tenant deems necessary and Tenant will not call upon Landlord, during the Term of the Lease, for the making of any repairs or replacements to the Demised

Premises whatsoever. All repairs and replacements required to be made to the Demised Premises shall (i) be performed in good and workmanlike manner, (ii) be at least equal in quality to the original work and (iii) be of first class character and not diminish the value of the Demised Premises.

8.5 Tenant shall not permit any mechanic’s, laborer’s, or materialmen’s lien to be filed and to remain a lien at any time against the Demised Premises or any part thereof resulting from acts of Tenant or its agents or employees. If any such liens shall be filed, Tenant shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise, within thirty (30) days after notice to Tenant of the filing thereof. So long as Tenant causes such liens to be discharged of record as aforesaid, Tenant shall have the right to contest same. If Tenant shall fail to cause such lien to be so discharged, then, in addition to any other right or remedy which Landlord may have, Landlord (after giving Tenant twenty (20) days’ advance notice of its intention to do so) may, but shall not be obligated to, discharge the same by bonding proceedings. All costs and expenses (including reasonable counsel fees) actually incurred by Landlord in connection therewith, shall be paid by Tenant to Landlord on demand.

8.6 It is agreed that title to the Building and all additions and Improvements installed by Tenant on the Demised Premises shall be and remain solely in Tenant, until the expiration of the Term of the Lease or until this Lease is sooner terminated pursuant to any of the provisions hereof.

9. COMPLIANCE WITH LEGAL REQUIREMENTS

9.1 Except as otherwise stated herein, Tenant covenants and agrees that during the Term of this Lease and any renewals or extensions thereof, Tenant shall promptly comply with all present and future laws, ordinances, rules and regulations of any federal, state, local or other governmental authority having jurisdiction over Tenant, the Demised Premises, or any occupants thereof, now or hereafter in force applicable to Tenant or to the condition, use or occupancy of the Demised Premises, including but not limited to the City of Newark Zoning Verification Letter, dated December 10, 2015 (collectively “Legal Requirements”), whether said compliance shall be ordered or directed to or against Landlord or Tenant or both. THE OBLIGATION OF THE TENANT SHALL EXCLUDE ALL PRE-EXISTING ENVIRONMENTAL CONDITIONS. TENANT SHALL BE RESPONSIBLE FOR THOSE ENVIRONMENTAL CONDITIONS CREATED BY TENANT’S USE OF AND OPERATION ON THE PROPERTY.

9.2 Tenant shall have the right, after prior written notice to Landlord, to contest by appropriate legal proceedings which shall be conducted diligently and in good faith in the name of Landlord (if legally required) or Tenant or both (if legally required) and without cost or expense to Landlord, the validity or applicability of any Legal Requirement hereinabove referred to and Tenant shall have the right to delay observance thereof and compliance therewith until such contest is finally determined and is no longer subject to appeal, provided that observance and compliance therewith pending the prosecution of such proceeding may be legally delayed without subjecting Landlord to any criminal liability or fine or inconvenience or fine to Landlord, and, in any event, Tenant covenants to indemnify and hold Landlord harmless from liability in connection with the foregoing proceedings.

10. DAMAGE AND DESTRUCTION

10.1 During the Term, should the whole or any part or parts of the Improvements then on the Demised Premises be partially or wholly damaged or destroyed by fire or other casualty, Tenant shall give prompt notice thereof to Landlord and such destruction or damage shall not operate to terminate this Lease, but this Lease shall continue in full force and effect without any abatement or reduction of Rent. Tenant, at its own cost and expense, agrees to fully restore, rebuild or repair the Building and Improvements to a condition at least equal in value to the value immediately prior to a loss caused by fire or other insured casualty. Landlord shall in no event be called upon to rebuild the Business of any Improvements, nor to pay any of the costs or expenses thereof and Tenant shall be required to continue to pay rent. If such damage or destruction by reason of fire, the elements or any other cause be of such major part of the Demised Premises as shall render the remaining portion thereof incapable of being used as provided for herein, shall occur after commencement of the last year of any applicable Term and Tenant shall not, within thirty (30) days following the casualty, elect to renew this Lease as and if provided for herein, then Tenant shall have the option of canceling and terminating this Lease on giving Landlord sixty (60) days’ written notice of Tenant’s intention to do so and this Lease shall terminate on the thirtieth (30th) day after receipt by Landlord of Tenant’s notice. If Tenant elects to terminate this Lease in accordance with the foregoing option, and Tenant is in full compliance with the insurance requirements under this Lease, Tenant shall be under no duty to restore, rebuild or repair the Improvements, and all insurance proceeds payable as a result of such damage or destruction of the or Improvements shall be paid to Landlord.

10.2 During any applicable Term, if any part of the Improvement or the Business are damaged by fire or other casualty so that substantial reconstruction of either will be required, which reconstruction cannot be completed by Landlord within ninety (90) days, Landlord or Tenant may terminate this Lease on the date set forth in a notice given to the other party within thirty (30) days after the damage occurs, such termination date to be not later than thirty (30) days after such thirty (30) days. If this Lease is so terminated, rent shall be abated as of the date of such damage. If this Lease does not so terminate, then within forty-five (45) days after such damage, Landlord shall proceed with diligence to restore the Improvements to substantially the same condition in which they were immediately prior to the casualty. Tenant may terminate this Lease if restoration has not been substantially completed within one hundred eighty (180) days after such damage occurred. Rent shall be abated fairly according to the nature and extent of the damages until restoration of the Improvement is substantially complete.

10.3 Except as expressly provided for herein, no destruction of or damage to the Demised Premises or any part thereof by fire or any other casualty shall permit Tenant to surrender this Lease or shall relieve Tenant from its obligation to pay all Base Rent or Additional Rent under this Lease or from any of its obligations under this Lease. Tenant waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this Lease or the Demised Premises or any part thereof, or to any suspension, diminution, abatement or reduction of Rent on account of any such destruction or damage.

11. CONDEMNATION

11.1 If the entire Demised Premises shall be taken by the exercise of the right of eminent domain for any public or quasi-public improvement or use, this Lease and the term hereby granted shall then expire on the date when title to the premises so taken shall vest in the appropriate authority or on the date when any possession is required to be surrendered, whichever is later.

11.2 If a substantial portion of the Demised Premises shall be so taken as to make same unusable in Tenant’s reasonable opinion for the purposes to which the Demised Premises shall then be devoted; or there is a permanent deprivation of access (permanent being defined as a continuous period in excess of one month), then Landlord or Tenant shall have the right to cancel or terminate this Lease on twenty (20) days written notice to the other party to be given after the date when title to the portion(s) so taken shall vest in the appropriate authority or, at either party’s option, on the date physical possession is required to be surrendered.

11.3 During the Term, on such entire or partial taking, Landlord and Tenant shall pursue, in their respective individual and separate names, unless otherwise required by law, such remedies and make such claims as they may have against the authority exercising such right of eminent domain or other lawful taking and for the purpose of determining the respective rights and remedies of the parties, or for the purpose of an equitable apportionment of the award for damages if made to the Landlord and Tenant jointly, or if made to Landlord or Tenant, Landlord shall be deemed to be the owner of the land and Tenant shall be deemed to be the owner of the Improvements situated upon said Demised Premises. Furthermore, during the Term, the award of damages for such taking shall be apportioned between the parties on equitable and just principles in accordance with said respective interests and Tenant shall be entitled to that further award or portion of award for the loss of value of its leasehold and damages to its leasehold and non-removable fixtures. Rent shall be apportioned and adjusted to the date title vests in the condemnor, or the date possession is required to be surrendered, whichever is later. If condemnation shall occur during any Term, Landlord shall be entitled to an award for the unexpired term of the Lease Term and the award for damages shall be allocated based upon Landlord owning the Improvements.

11.4 If the Lease shall not be terminated during the Term, the rental for the land constituting the Demised Premises shall be equitably reduced and Tenant out of the award payable to it shall make such repairs or restoration to the Improvements as are necessary due to such partial taking so as to constitute a complete architectural unit of the same usefulness, design and construction which existed immediately before such taking. The amount of the award to be received by Landlord shall be limited to the value of the land so taken and the amount of the award to be received by Tenant shall be the value of its leasehold interest and the value of the Improvements thereon; and Tenant shall receive such other award or portion of award which may be granted provided such other award or portion thereof does not reduce the award to Landlord for the value of the land only.

11.5 Nothing contained herein shall be construed as precluding either party from making a claim to the condemning authority for any recognizable compensation that may be available to it by law.

12. EVENTS OF DEFAULT; REMEDIES

12.1 If the Tenant shall default in the payment of Annual Rent or Additional Rent on the date provided for in this Lease, and if such default shall continue for a period of five (5) days after the date when due; or in the event that Tenant shall default or fail in the performance of a covenant or agreement on its part to be performed in this Lease (other than the payment of Rent), and such default shall not have been cured for a period of thirty (30) days after receipt by Tenant of written notice of said default from Landlord, or if such default cannot, with due diligence, be cured within thirty (30) days, and Tenant shall not have commenced the remedying thereof within such period or shall not be proceeding with due diligence; or if Tenant becomes insolvent, admits in writing the inability to pay its debts as they become due, is adjudged bankrupt (by way of voluntary or involuntary petition) under the Federal Bankruptcy Act or any Federal insolvency proceedings as now in effect or hereafter amended, seeks reorganization or similar arrangement or relief under the Federal Bankruptcy Act or any Federal insolvency proceedings, or makes an assignment for the benefit of creditors, or if a receiver or trustee is appointed in connection with any of the foregoing or similar proceedings; or if there shall occur a dissolution of liquidation, or commencement of an action for dissolution or liquidation of the Tenant which is not vacated or stayed within one hundred twenty (120) days after the commencement of such action, then, and in any such case, Landlord, at any time thereafter, may give written notice to the Tenant, specifying such event of default stating that this Lease shall expire on the date specified in such notice which shall be at least thirty (30) days after the giving of such notice and upon the date specified in such notice, this Lease and all rights of the Tenant hereunder shall terminate, title to the improvements shall vest in Landlord but Tenant shall remain liable as hereafter provided. Upon the expiration of this Lease in the manner above set forth or by summary proceedings or by any other appropriate legal action or proceedings, Landlord may, without further notice, re-enter the Demised Premises and dispossess Tenant or any person or persons occupying said premises and so to re-possess and enjoy the Demised Premises, subject, however, to the rights of any Occupancy Tenants.

12.2 Should the Term at any time be ended under the terms and conditions hereof, or in any other way, the Tenant hereby covenants and agrees to surrender and deliver up the Demised Premises and property peaceably to the Landlord immediately upon the termination of such Term.

12.3 Notwithstanding anything contained herein to the contrary, if Tenant shall have been in default under this Section 13 more than two (2) times in any twelve (12) month period, notwithstanding any subsequent cure of the default, such default may no longer be capable of being cured at Landlord’s election.

12.4 No termination or expiration of this Lease pursuant to this Section 13 or any other terms and provisions of this Lease, or any termination by summary proceedings or otherwise, shall relieve Tenant of its liability, obligations, and any damages under this Lease and any renewal or extension thereof, if the right to renew or extend is exercised by Tenant, and such liability, obligations, and damages shall survive any such termination or expiration.

12.5 Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease or otherwise. No receipt of rent by Landlord from Tenant after the termination of this Lease or after giving any notice, shall reinstate, continue or extend the term of this Lease. No receipt of rent after the commencement of suit, or after final judgment for possession of the Premises, shall reinstate, continue or extend the term, or affect the suit of said judgment. Any remedies specifically provided for in this Lease are in addition to and not exclusive of any other remedy available to the Tenant or the Landlord under applicable law. Any measure or damages provided for in this Lease shall not be deemed to limit or prejudice the Landlord's right to prove and obtain all the damages which it may sustain as a result of any and all breaches of this Lease. Tenant shall reimburse Landlord for all legal fees incurred by Landlord in enforcing the terms of or arising out of or in connection with this Lease upon a default of the Lease by Tenant beyond applicable cure periods.

13. ALTERATIONS.

13.1 Tenant at its own cost and expense, shall have the right during the Term of this Lease, at any time and from time to time, with the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, to make such changes, improvements and alterations to the Demised Premises, as Tenant may desire and demolish any building(s), improvement(s), and/or structures that are now situated thereon or that may hereafter be erected, provided that such work shall be done in a good and workmanlike manner utilizing first-class materials and in a manner conforming to and consistent with all applicable Legal Requirements, including specifically the City of Newark Zoning Verification Letter, dated December 10, 2015. Landlord agrees to cooperate, at no expense to Landlord, with Tenant, in securing such permits as may be necessary to accomplish any of the work under the provisions of this Lease relating to the construction, or alterations, to any building(s) to be constructed; provided however, after completion of Business, Landlord’s approval shall not be required for any subsequent Tenant alterations, additions or improvements unless (i) the improvement is a structural alteration of the Business, or (ii) the cost thereof is in excess of $100,000 in any single instance. Notwithstanding the above, the Tenant may make decorative changes without notice to the Landlord.

13.2 Prior to commencement of any such work, Tenant shall procure, at its expense, all necessary Approvals. Upon Tenant’s request, Landlord shall join in the application for such Approvals whenever such action is necessary.

13.3 Promptly after the completion of any such alterations, Tenant shall procure, at Tenant’s expense, all approvals required by any applicable Legal Requirements.

13.4 Each alteration shall be and remain a part of the Demised Premises and shall be subject to the provisions of this Lease.

13.5 During the Term, Tenant shall have the right to demolish the Improvements (or any portion thereof) but only to the extent that Tenant replace them with a similar or upgraded Improvement. All of the provisions of this Section shall apply to any such demolition and construction.

14. MORTGAGES, ASSIGNMENT AND SUBLETTING.

14.1 Tenant's interest in this Lease may not be mortgaged or encumbered except pursuant to a first lien or subordinate leasehold mortgage; provided that any assignment of Tenant's interest hereunder as security for a loan shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, including any mortgage on the real property.

14.2 (a) With the consent of Landlord, which consent shall not be unreasonably withheld, Tenant may assign, sublet, transfer, sell or convey the whole or any part of its interest in this Lease without the consent of Landlord to any entity owned or controlled by Tenant or Tenant’s principles (collectively, a “Permitted Transferee”). Any transfer to a Permitted Transferee shall be evidenced by a written undertaking delivered to Landlord (reasonably satisfactory in form and substance to Landlord) by which the Permitted Transferee agrees to assume, comply with and perform all of the terms, conditions and obligations of Tenant hereunder. Notwithstanding any such assignment, the assignor shall not be relieved from the covenants and obligations of Tenant under the Lease. As used in this Section 15.2 (a), “control” shall mean ownership or voting control directly or indirectly of fifty-one (51%) percent or more of the voting stock, partnership interest or other beneficial ownership interest of the entity in question.

(b) Except as otherwise set forth herein, Tenant may not assign, sublet, transfer, sell or convey the whole or any part of its interest in this Lease or the Demised Premises to any person or entity other than a Permitted Transferee, as described in Section 15.2(a) without first obtaining the prior written consent of Landlord (a “Transfer”), which consent Landlord may, in its sole option, withhold or delay. Any such transfer, once approved, shall be evidenced by a written undertaking delivered to Landlord by such person or entity (reasonably satisfactory in form and substance to Landlord) to assume, comply with and perform all of the terms, conditions and obligations of Tenant hereunder and shall have financial strength and relevant business experience as deemed reasonable in Landlord’s judgment. In no event shall Tenant be relieved of any of the covenants and obligations of Tenant hereunder thereafter to be complied with or performed. Tenant shall pay to Landlord all reasonable legal fees and costs incurred by Landlord in connection with such request for such Transfer. Such fee shall be paid prior to any such Transfer. Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent.

15. ESTOPPEL CERTIFICATES/SUBORDINATION

15.1 Each party hereto agrees at any time and from time to time, upon not less than ten (10) days’ prior written request by the other party, to execute, acknowledge and deliver to the other party, or to any other person designated by the other party (such as any purchaser, mortgagee or assignee or prospective purchaser, mortgagee or assignee, a statement in writing certifying to the current status of the Lease, specifying non-default, if that be the case, or the nature of the default, if there be any, stating the modifications thereto, if any, and the dates to which the Rent and all other charges have been paid in advance, if any; it being intended that any such statement delivered pursuant hereto may be relied upon by the party to whom it is addressed including any prospective purchaser, mortgagee or assignee, or any assignee of any mortgage covering the Demised Premises.

15.2 Any mortgage or mortgages that now or may hereinafter encumber the Demised Premises shall automatically have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording and no further written documentation shall be necessary to effectuate such subordination. However, at the request of the Landlord, Tenant agrees within ten (10) days after written notice to execute any instruments, without cost, which may be deemed necessary or desirable to confirm the automatic subordination of this Lease to any such mortgage or ground lease. At the option of any person which shall succeed to the interest of all or part of Landlord's interest in the Demised Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise ("Successor"), Tenant shall be obligated to pay to such Successor the rentals and other charges due hereunder and to thereafter comply with all the terms of this Lease, and shall, without charge, upon transfer of title, attorn to such Successor as its landlord under the Lease, notwithstanding failure of Landlord to comply with this lease, a defense to which Tenant might be entitled against Landlord under this Lease, or any bankruptcy or similar proceedings with respect to Landlord. At the request of the Landlord or Lender, Tenant agrees within ten (10) days after written notice, to execute any instruments without cost which may be deemed necessary or desirable to confirm the Tenant’s attornment to such Successor as requested from time to time by such lender. Notwithstanding the foregoing, Landlord shall obtain a non-disturbance agreement from any such lender now or hereinafter existing.

16. UTILITIES

Landlord, at the request and expense of Tenant, covenants and agrees promptly to join with Tenant in the execution of such instruments, in recordable form, as Tenant may request for using and granting easements and rights-of-way in, on, under and over the Demised Premises for public and other utilities, including, without limitation thereof, gas, telephone, water, sewage, power, drainage, and electricity, and for the maintenance and repair thereof. Tenant agrees to pay for any and all utilities utilized in connection with the Demised Premises when and as connected directly to the municipal authority. Landlord will not be responsible for any loss, damage or expenses, and Tenant will not be entitled to any rent abatement, diminution, setoff, or any other relief from its obligations hereunder, on account of any change in the quantity or character of the electric service or any cessation or interruption of the supply of electricity to the Demised Premises.

17. ENTRY BY LANDLORD

Landlord and Landlord's authorized agents and employees shall have the right from time to time, at Landlord's option, at reasonable times and subject to reasonable prior notice to

Tenant, to enter and pass through the Demised Premises and all Improvements thereon during business hours to examine the same and to show them to prospective purchasers, fee mortgagees and others, but this shall not obligate Landlord to make any such entry or examination. In no event shall any entry by Landlord materially interfere with, or disturb the privacy of, any Occupancy Tenant.

18. DEFINITION OF LANDLORD; EXCULPATION OF TENANT

18.1 The term “Landlord” as used in this Lease means only the owner from time to time of the fee interest in the Demised Premises. In the event of any transfer of such fee interest, Landlord shall be and is hereby entirely freed and relieved of all covenants and obligations of the Landlord hereunder and it shall be deemed and construed without further agreement between the parties of the respective successors-in-interest or between the parties and the transferee that the transferee of the Landlord’s interest in the Demised Premises has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder.

18.2 Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord or its officers, directors or shareholders, or its successors, assigns or any mortgagee in possession, with respect to any of the terms, covenants and conditions of this Lease and that Tenant shall look solely to the equity of the Landlord in the Demised Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord. It is expressly understood and agreed that Landlord’s liability under the terms, covenants and conditions and obligations of this Lease in no event exceed the loss of its equity in the Demised Premises.

19. LANDLORD’S REPRESENTATIONS, WARRANTIES AND COVENANTS

19.1 Landlord represents, warrants and, as applicable, covenants to Tenant as follows:

(a) There are no management, employment or service agreements with respect to or affecting the Demised Premises that will burden Tenant.

(b) Except as otherwise may be set forth herein, to the best of Landlord’s knowledge, information and belief without independent inquiry, Landlord hereby represents the Demised Premises complies with all laws, ordinances, resolutions, regulations and orders of all governmental entitles having jurisdiction over the Demised Premises (collectively, “Applicable Laws”), and Landlord has not received notice of any alleged violation thereof.

20. PARTIAL INVALIDITY

If any term, covenant, condition, or provision of this Lease or the application thereof to any person or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which this Lease is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition, and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

21. NOTICES.

Whenever under the terms of this Lease a written notice is required, or whenever a written notice or communication is sent, the same shall be accomplished by electronic mail, Certified Mail/Return Receipt Requested, postage prepaid, or by overnight delivery service, addressed:

As to Landlord: 1230 McCarter Highway, LLC

76 West Minster Court

Staten Island, New York 10304

Attn: Tim Markoglu

With a copy to: Jennifer M. Carrillo-Perez, Esq.

Connell Foley LLP

One Newark Center

1085 Raymond Blvd., 19th Floor

Newark, New Jersey 07102

As to Tenant: Finkle Transport Inc.

2075 W Pinnacle Peak Rd, Ste 130

Phoenix, AZ 85027

Attn: General Counsel

Notices shall be effective three (3) business days after deposit with the United States Postal Service, and one (1) day business after deposit with an overnight delivery service.

22. BINDING ON SUCCESSORS AND ASSIGNS.

Except as otherwise provided in this Lease, all covenants, agreements, provisions, and conditions of this Lease shall be binding on and inure to the benefit of the parties hereto, their respective personal representatives, successors, and assigns. The words “Tenant” or “Landlord” as used in this Lease shall mean the person(s), corporation(s) or other entity(ies) who from time to time shall be obligated to perform the obligations of Tenant or Landlord, respectively, hereunder.

23. NO MERGER

Notwithstanding any provision of this Lease to the contrary, if at any time during the Term of this Lease or any renewal or extension thereof, Landlord and Tenant shall be the same person, party, or entity, Landlord’s and Tenant’s interests shall remain separate and distinct, and shall not be merged into one estate, so as to cancel, terminate, or extinguish this Lease by law or otherwise.

24. CAPTIONS

The captions of the sections of this Lease are solely for convenience and shall not be deemed a part of this document for the purpose of construing the meaning thereof, or for any other purpose.

25. QUIET ENJOYMENT

Provided that Tenant performs all of its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord or any party claiming by, through or under Landlord.

26. NO WAIVER

No waiver of any covenant or condition contained in this Lease or of any breach of any such covenant or condition shall constitute a waiver of any subsequent breach of such covenant or condition by either party, or justify or authorize the nonobservance on any other occasion of the same or any other covenant or condition hereof of either party.

27. GOVERNING LAW; INTERPRETATION

This Lease shall be construed in accordance with the laws of the State of New Jersey. Whenever the contents of any provision shall require it, the singular number shall be held to include the plural number, and vice versa. The neuter gender includes the masculine and the feminine.

28. SURRENDER BY TENANT AT END OF TERM

Upon the expiration or termination of the Term, Tenant shall peaceably surrender and deliver up the Demised Premises, with the Improvements then located thereon and the appurtenances thereto, into the possession and use of Landlord in good order, condition and repair, free and clear of all lettings and occupancies, and free and clear of all liens and encumbrances other than those existing on the date of this Lease and those, if any, created by Landlord or created with Landlord's consent, without any payment or allowance whatever by Landlord on account of or for any Improvements erected or maintained on the Demised Premises at the time of the surrender, or for the contents thereof or appurtenances thereto. All fixtures, personal property and other belongings of Tenant or of any Occupancy Tenant or other occupant of space in the Demised

Premises (collectively “Tenant’s Personal Property”) left upon the Demised Premises at the time of such surrender shall be deemed to have been abandoned by Tenant, or by such Occupancy Tenant or other occupant, as the case may be. Failure by Tenant to timely remove Tenant’s Personal Property shall immediately cause title in Tenant’s Personal Property to vest in Landlord and Landlord shall be permitted to dispose of Tenant’s Personal Property in whatever fashion Landlord deems appropriate in Landlord’s sole and absolute discretion, without compensation or liability to Tenant whatsoever. Landlord shall not be obligated to provide Tenant any written notice in connection with the disposal or sale of Tenant’s Personal Property following the expiration of the Term or termination of Tenant’s possession of the Demised Premises.

29. [INTENTIONALLY OMITTED].

30. ENTIRE AGREEMENT; AMENDMENT

This Lease contains the entire agreement of the parties hereto with respect to the letting and hiring of the Demised Premises described above and this Lease may not be amended, modified, released, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto and their respective successors or assigns.

31. FORCE MAJEURE.

If Landlord or Tenant shall be unable to fulfill their respective covenants by reason of fire, catastrophe, strikes, labor trouble, civil commotion, acts of God or the public enemy or any other cause beyond the reasonable control of such party (“Force Majeure”), then during the period of such Force Majeure neither party shall be deemed in default hereunder and to the extent possible such party shall upon expiration of the period of Force Majeure diligently comply with their respective covenants in accordance with the terms of this Lease. Notwithstanding the foregoing, Force Majeure shall not excuse the timely payment of any sums due in accordance with the terms of this Lease except as may otherwise be set forth herein.

32. BROKER.

32.1 Landlord and Tenant each represents and warrants one to the other that neither has employed any broker or finder, licensed or otherwise, or entered into any agreement for the payment of any fees, commissions, compensation or expense to any person, firm or corporation in connection with this Lease, except for The Blau & Berg Company (the “Broker”). Each party agrees to indemnify, defend and hold and save the other harmless from any breach of the foregoing representation. Landlord shall pay the commission to Broker pursuant to a separate agreement between Landlord and the Broker.

32.2 The terms of this Section and the representations herein shall survive the expiration or sooner termination of this Lease.

33. WAIVER OF TRIAL BY JURY.

To the extent permitted by law, Landlord and Tenant hereby waive trial by jury in any litigation brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease or the Demised Premises or the Building or the Improvements.

34. NO PARTNERSHIP

This Lease and any documents related thereto are intended to create only a landlord-tenant relationship between Landlord and Tenant. Landlord and Tenant acknowledge and agree that nothing contained in this Lease or in any such related documents shall be construed in any way as creating a partnership, joint venture, joint tenancy or tenancy in common between Landlord and Tenant for any purpose whatsoever.

35. HOLDING OVER

If, without the express consent of the Landlord, Tenant shall hold possession of the Property after the end of the Term of this Lease, Landlord shall have the right, at its sole discretion, to determine the nature of Tenant’s possession of the Property after the end of the Term of this Lease, in accordance with the following provisions: (i) If Landlord so desires, Tenant shall be deemed to be occupying the Property as a Tenant from month to month, at 150% the Monthly Basic Rent, adjusted to a monthly basis, and subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable, or as the same shall be adjusted to a month-to-month tenancy; or (ii) If Landlord so desires, Tenant may be treated as a trespasser, and Landlord shall be entitled to the benefit of all laws relating to the speedy recovery of the possession of the Property, (iii) Unless Landlord notifies Tenant in writing to the contrary within Thirty (30) days after the expiration of the Lease, the provisions of paragraph (i) above shall apply, and said Lease shall automatically become a month-to-month Lease, and Tenant’s possession hereunder a month-to-month tenancy, without notice from Landlord. In such event, if either Landlord or Tenant desires to terminate said occupancy at the end of any month after the termination of this Lease, the party so desiring to terminate same shall give the other party at least Thirty (30) days’ written notice to that effect.

36. RECORDING OF LEASE

It is understood between the parties hereto that this Lease will not be recorded. Any such attempted recording shall be deemed null and void and of no effect, and shall constitute a default hereunder.

37. FINANCIAL INFORMATION

Within thirty (30) days of the completion of each fiscal year, if requested by Landlord in writing, Tenant shall supply Landlord with commercially reasonable financial statements for the preceding fiscal year. Upon Tenant’s request, such statement shall be kept confidential but may be provided to any lender or prospective purchaser.

38. ABATEMENT OF RENT

Except as otherwise provided in this Lease, there shall be no abatement, diminution or reduction of Basic Rent, Operating Expenses or Additional Rent or other charges due to the Landlord by Tenant under any circumstances, including but not limited to, any inconvenience, discomfort, interruption of business or otherwise.

39. AUTHORIZATION TO SIGN.

39.1 Landlord represents and warrants that (i) each person executing this Lease on behalf of Landlord is duly authorized to execute and deliver this Lease on behalf of Landlord in accordance with the articles of organization or by-laws of Landlord and pursuant to a duly enacted resolution of Landlord no other consent is required in connection therewith; (ii) this Lease is valid and binding upon Landlord and enforceable against Landlord in accordance with its terms in the State of New Jersey; (iii) the execution and delivery of this Lease will not, with or without the passage of time, violate any other agreement, lease or mortgage by which Landlord is bound or by which Landlord’s property is encumbered; and (iv) Landlord is not a subsidiary or affiliate of any other corporation or, if it is a subsidiary or affiliate, Landlord’s parent, or its affiliates, have executed and delivered to Tenant simultaneously herewith an absolute guaranty of Landlord’s obligations hereunder; and (v) Landlord is a valid and existing entity in good standing in accordance with the laws of the State of New Jersey.

39.2 Tenant represents and warrants that (i) each person executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the articles of organization or by-laws of Tenant and pursuant to a duly enacted resolution of Tenant and no other consent is required in connection therewith; (ii) this Lease is valid and binding upon Tenant and enforceable against Tenant in accordance with its terms in the State of New Jersey; (iii) the execution and delivery of this Lease will not, with or without the passage of time, violate any other agreement by which Tenant is bound; (iv) Tenant is not a subsidiary or affiliate of any other corporation or, if it is a subsidiary or affiliate, Tenant’s parent, or its affiliates, have executed and delivered to Tenant simultaneously herewith an absolute guaranty of Tenant’s obligations hereunder; (v) Tenant is a valid and existing entity in good standing in accordance with the laws of the State of New Jersey; and (vi) Tenant has no operating agreement as of the date hereof.

[The remainder of this page intentionally left blank. Signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

LANDLORD:

1230 MCCARTER HIGHWAY, LLC

By: /s/ Timmy Markoglu

Name: Timmy Markoglu

Title: Member

TENANT:

EVO Transportation & Energy Services, Inc.

By: /s/ Nick Beyer

Name: Nick Beyer

Title: VP of Procurement

EXHIBIT “A”

Metes and Bounds Description

EXHIBIT “B”

Zoning Verification Letter